UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 17, 2009

Walter Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation	Commission File No.	(I.R.S. Employer Identification No.)
or organization)

4211 W. Boy Scout Boulevard

Tampa, Florida 33607

(813) 871-4811

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

On April 17, 2009, Walter Industries, Inc. (the “Company”) completed the spin-off of Walter Investment Management LLC (“Spinco”), the legal entity that held the Company’s Financing segment.   In connection with the spin-off, the Company and Spinco entered into several agreements regarding their ongoing relationship following the spin-off, as described in more detail below.  On April 17, 2009, following the spin-off and a subsequent taxable dividend paid by Spinco to holders of units of its limited liability company interests distributed by the Company in the spin-off, Spinco merged (the “Merger”) into Hanover Capital Mortgage Holdings, Inc. (“Hanover”), a Maryland corporation, pursuant to the Second Amended and Restated Agreement and Plan of Merger, dated February 6, 2009, among the Company, Hanover, Spinco and JWH Holding Company LLC (“JWHHC”), a wholly-owned subsidiary of the Company, as amended on February 17, 2009 (the “Merger Agreement”).  In connection with the Merger, Hanover changed its name to Walter Investment Management Corp. (“Walter Investment”).

Trademark License Agreement.  On April 17, 2009, the Company and Spinco entered into a Trademark License Agreement (the “Trademark License”), pursuant to which the Company granted Spinco, and Walter Investment acquired by operation of law as successor to the rights and obligations of Spinco, a paid-up, perpetual, non-exclusive, non-transferable (except to affiliates) license to use certain variations and/or acronyms of the “Walter”, “Best Insurors” and “Mid-State” names in connection with mortgage finance, lending, insurance and reinsurance services, and financial services related thereto, in the United States.  In addition, the Company caused to be granted to Spinco and its subsidiaries a paid-up, non-transferable right to maintain certain domain name registrations for the purpose of operating websites directed to customers in the United States in connection with the above services.  Spinco and its subsidiaries may sublicense to third parties only in connection with the operation of their own businesses.  The Company agreed not to use or license others to use the ‘‘Walter’’ name immediately adjacent to words that would convey services like those to be offered by Spinco, including ‘‘Mortgage,’’ ‘‘Reinsurance,’’ ‘‘Investment,’’ ‘‘Finance,’’ or ‘‘Bank,’’ for use in connection with such services.  The foregoing description of the Trademark License does not purport to be complete and is qualified in its entirety by the terms and conditions of the Trademark License, which is filed as Exhibit 10.1 hereto, and incorporated into this report by reference.

Transition Services Agreement.  On April 17, 2009, the Company entered into a Transition Services Agreement with Spinco (the “Transition Services Agreement”)  pursuant to which the Company and certain of its subsidiaries will provide to Walter Investment (as successor to Spinco), and  Walter Investment will provide to the Company and its subsidiaries, certain transitional services. Prior to the Merger, the Company and its subsidiaries provided to, or shared with, the financing business of Spinco, a range of management, operational and technical services related to the conduct of the Spinco financing business.  Following the spin-off and Merger, the Company will provide to Walter Investment certain tax, legal, treasury and accounting services, human resources services, information technology and communications systems and support, and Walter Investment will provide certain accounting services and tax-related services to the Company.  Each of the Company and Walter Investment will provide these services for a limited duration, in all cases not expected to exceed 24 months, with the precise term of each service set forth in the Transition Services Agreement.  However, the Company and Walter Investment, in their respective capacities as recipients of services provided under the agreement, have the right to terminate any or all services they are receiving upon 30 days written notice.  The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Transition Services Agreement, which is filed as Exhibit 10.2 hereto, and incorporated into this report by reference.

Tax Separation Agreement.  On April 17, 2009, the Company entered into a Tax Separation Agreement with Spinco ( the “Tax Separation Agreement”), pursuant to which Walter Investment, as successor to Spinco, will make payments to the Company with respect to the 2008 tax year and the portion of the 2009 tax year ending on the date of the spin-off, during which Spinco and its subsidiaries, Walter Mortgage Company (“WMC”), Walter Investment Reinsurance Co. Ltd (“WIRC”) and Best Insurors, Inc. (“Best”) were included in, or were members of, the consolidated federal income tax group or any combined state or local income tax group with the Company or any subsidiary of the Company, equal to the amount of taxes such entities would have paid if they had filed separate tax returns in such jurisdictions rather than having been a consolidated or combined subsidiary of the Company with respect to such taxes.  With respect to any other taxable years in which WMC, WIRC and Best were included in, or were members of,  the consolidated federal income tax group or any combined state or local income tax group with the Company or any subsidiary of the Company, the Company retains any liability for adjustments to the U.S. federal income or state combined income taxes of the applicable group for such years (including any interest or penalties applicable thereto) resulting from an audit or other settlement or compromise with any taxing authority, even if such taxes relate to Spinco, WMC, WIRC or Best.  Walter Investment, as successor to Spinco, is responsible for Spinco’s share of any such income tax liabilities (including any interest or penalties applicable thereto) attributable to adjustments other than as a result of an audit or other settlement or compromise with any tax authority but only where such liabilities are attributable to misleading or inaccurate information provided by Spinco or any of its subsidiaries to the Company (or the failure by any such entity to provide material information to the Company).

Additionally, Walter Investment, as successor to Spinco, will remain liable for any taxes imposed on Spinco or its subsidiaries in jurisdictions in which Spinco did not join with the Company in a combined or consolidated group for income tax purposes (and with respect to any taxes other than income taxes).  The Tax Separation Agreement also provides that if, as a result of certain adjustments, Spinco (or Walter Investment, as successor to Spinco) is required to pay an additional dividend (other than the taxable dividend declared in connection with the spin-off and merger) in order to maintain its REIT status for U.S. federal income tax purposes, the Company will be required to reimburse Walter Investment, as successor to Spinco, for a portion of such additional dividend.  The Company continues to have all the rights of a parent of a consolidated group (and similar rights provided for by applicable state and local law with respect to a parent of a combined, consolidated or unitary group), is the sole and exclusive agent for Spinco and its subsidiaries in any and all matters relating to the combined, consolidated or unitary federal, state and local income tax liabilities of Spinco and its affiliates, has sole and exclusive responsibility for the preparation and filing of consolidated federal income and consolidated or combined state and local tax returns (or amended returns), and has the power, in its sole discretion, to contest or compromise any asserted tax adjustment or deficiency and to file, litigate or compromise any claim for refund on behalf of Spinco and its subsidiaries related to any such combined, consolidated or unitary (as applicable) federal, state or local tax return.  Walter Investment, as successor to Spinco, is responsible for the preparation and filing of all other tax returns that relate to Spinco and its subsidiaries. Both parties have agreed in the Tax Separation Agreement to assist each other in the preparation of such returns that relate to periods prior to the spin-off.

The foregoing description of the Tax Separation Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Tax Separation Agreement, which is filed as Exhibit 10.3 hereto, and incorporated into this report by reference.

Joint Litigation Agreement. On April 17, 2009, the Company and Spinco entered into a Joint Litigation Agreement (the “Joint Litigation Agreement”)  allocating responsibilities with respect to, and liabilities arising from, any existing or future claims against the Company, Spinco and their subsidiaries.  In addition, the Joint Litigation Agreement provides, where available, for sharing of insurance coverage and third party indemnification.  In general, the Joint Litigation Agreement allocates liability for claims to Spinco or the Company based on the post-spin-off ownership of the businesses or operations from which the liabilities arise. Thus, Walter Investment (as successor to Spinco) will generally assume responsibility for such liabilities arising primarily out of the financing business, and the Company will generally retain responsibility for liabilities unrelated to Spinco as of the date of the spin-off, including liabilities related to the Company’ homebuilding business. To the extent that the Company and Spinco are jointly named in a claim, the agreement will provide that the parties will cooperate to defend or settle such claim and allocate the liability arising from such claim between Spinco and Walter Industries in good faith.  The foregoing description of the Joint Litigation Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Joint Litigation Agreement, which is filed as Exhibit 10.4 hereto, and incorporated into this report by reference.

Item 2.01                     Completion of Acquisition or Disposition of Assets

The spin-off  distribution took place in the form of a pro rata dividend to holders of record as of February 27, 2009 (the “Record Date”) of the Company’s common stock.  The stockholders of the Company received a single unit of limited liability company interest of Spinco (“Spinco Interests”) for each share of the Company’s common stock held as of the Record Date.  In total, the Company distributed approximately 52.8 million Spinco Interests to its stockholders, representing all of the limited liability company interests of Spinco that the Company owned as of April 17, 2009.  The spin-off was structured to be tax-free to the Company’s stockholders for U.S. tax purpose, but was followed by a taxable dividend paid by Spinco in cash and additional Spinco Interests to holders of Spinco Interests immediately following the spin-off.  The unaudited pro forma financial statements of the Company reflecting the spin-off of Walter Investment Management LLC are attached as Exhibit 99(a).

Item 8.01                     Other Events

On April 17, 2009, the Company issued a press release announcing that it had completed the spin-off of Spinco. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 8.01 shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01                    Financial Statements and Exhibits

(b)	Pro Forma Financial Information of Walter Industries, Inc. reflecting the spin-off Walter Investment Management LLC, attached as Exhibit 99(a).

(d)	Exhibits

10.1	Trademark License Agreement, dated as of April 17, 2009, between Walter Industries, Inc. and Walter Investment Management LLC

10.2	Transition Services Agreement, dated as of April 17, 2009, between Walter Industries, Inc. and Walter Investment Management LLC

10.3	Tax Separation Agreement, dated as of April 17, 2009, between Walter Industries, Inc. and Walter Investment Management LLC

10.4	Joint Litigation Agreement, dated as of April 17, 2009, between Walter Industries, Inc. and Walter Investment Management LLC

99.1	Press Release dated April 17, 2009, Walter Industries, Inc. Completes Separation of Financing Business

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

Date: April 23, 2009	By:	/s/ Catherine C. Bona
Catherine C. Bona, Vice President
Assistant General Counsel and Secretary